PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1929


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $75,000,000          Original Issue Date:  March 29, 2000

CUSIP Number:     59018S 5D2           Stated Maturity Date: April 2, 2002

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/x/  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/ /  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:
       CMT Reuters Page:                LIBOR Reuters Page:

Index Maturity:            Three Months   Minimum Interest Rate:  Not Applicable

Spread:                    0.0500%        Maximum Interest Rate:  Not Applicable

Initial Interest Rate:     TBD            Spread Multiplier:      Not Applicable



Interest Reset Dates:     Quarterly, on the 2nd of January, April, July and
                          October, commencing July 2, 2000; subject to following business day convention.

Interest Payment Dates:   Quarterly, on the 2nd of January, April, July and
                          October, commencing July 2, 2000; subject to following business day convention.

                          Repayment at the Option of the Holder: The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:    The Notes cannot be redeemed prior to the Stated
                          Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    March 24, 2000